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                                                                    EXHIBIT 10.5

                               AMENDMENT AGREEMENT

                   Synthetic American Fuel Enterprises II, LLC

        This Amendment Agreement ("Agreement") is made and entered into as of June 20, 2003, by and among Synthetic American Fuel Enterprises Holdings, Inc. ("Holdings"), Marriott Hotel Services, Inc. ("MHSI") and Serratus LLC ("Buyer").

                              W I T N E S S E T H :

        WHEREAS, Holdings, MHSI and Buyer entered into an Agreement for Purchase of Membership Interest in Synthetic American Fuel Enterprises II, LLC (the "Company") dated as of January 28, 2003 (the "Purchase Agreement");

        WHEREAS, Holdings, MHSI and Buyer entered into an Amended and Restated Limited Liability Company Agreement of the Company dated as of January 28, 2003 (the "LLC Agreement"), to be effective upon the Closing, as defined in the Purchase Agreement; and

        WHEREAS, the parties desire to amend the Purchase Agreement and the LLC Agreement as provided herein;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                        AMENDMENTS TO PURCHASE AGREEMENT

        Section 1.1     Defined Terms.

                1.1.1 Amended Definitions. The following definitions in Annex I to the Purchase Agreement are hereby amended as follows:

                "Amended LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Operating Company, dated as of January 28, 2003, by and among Seller, MHSI and Buyer in the form attached hereto as Exhibit I, as amended by the Amendment Agreement.

                "Applicable Percentage" means 117 percent.

                "Closing Date" means June 21, 2003.

                "MHSI Cap" is amended to replace "53%" with "51%."

                "Private Letter Ruling" means an additional private letter ruling that the IRS issues containing the following rulings:

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                (i)     the Operating Company, using the Covol 298-1 reagent,
will produce a "qualified fuel" within the meaning of Section 29(c)(1)(C) of the Code;

                (ii) production of qualified fuel at the Facilities will be attributable solely to the Operating Company, entitling the Operating Company to the Tax Credit on such fuel sold to unrelated parties; and

                (iii) the Tax Credit may be passed through to and allocated among the members of the Operating Company (which shall be defined in the Private Letter Ruling as MHSI, Buyer and Seller), in accordance with each member's interest in the Operating Company when the Tax Credit arises, which is determined based on a valid allocation of the receipts from the sale of the qualified fuel.

                1.1.2 Additional Definitions. The following definitions are hereby added to Annex I to the Purchase Agreement:

                "Additional Representations and Warranties" means the additional representations and warranties set forth in Sections 1.4(a) of the Amendment Agreement.

                "Additional Warranty Period" means the period commencing with the Closing and ending on the Put Date.

                "Amendment Agreement" means the Amendment Agreement dated June 20, 2003, by and among MHSI, Seller and Buyer.

                "Put Date" has the meaning set forth in Section 1.3.1 of the Amendment Agreement.

                "Put Payment" means the payment provided for in Section 1.3.1 of the Amendment Agreement upon the exercise by Buyer of its put option.

                1.1.3 Deleted Definitions. The following definitions shall be deleted in their entirety from Annex I to the Purchase Agreement: "Escrow Account", "Escrow Agent", "Escrow Agreement", "Termination Date" and "Termination Notice".

                1.1.4 Existing Definitions. Unless otherwise defined in Sections 1.1.1 and 1.1.2 hereof, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement and the LLC Agreement.

        Section 1.2     Closing.

                1.2.1 Closing Date. Section 2.9(b) of the Purchase Agreement is deleted in its entirety and replaced with the following:

                "Subject to Section 2.9(c) below, the Closing will take place on the Closing Date."

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                1.2.2   Conditions to Closing. Section 2.9(c) of the Purchase
Agreement is amended as follows:

        (a) Delete the introductory language immediately prior to clause (i) and replace it with

                "Buyer shall not be obligated to consummate the Closing if, on the Closing Date, either"

        (b)     Delete clause (iv) thereof.

                1.2.3 First Quarterly Payment Date. Section 2.11 of the Purchase Agreement is deleted in its entirety.

        Section 1.3     Additional Put Rights.

                1.3.1 Additional Put Rights. If by December 15, 2003 the Private Letter Ruling is either not issued, or contains (or fails to contain) language the presence (or absence) of which in the written opinion of Chadbourne & Parke LLP (or other nationally recognized tax counsel) should have a materially adverse effect on Buyer's ability to claim Tax Credits, then Buyer shall have the option to require MHSI to purchase all or a portion of its Membership Interest, effective as of December 31, 2003 (the "Put Date") (provided, however, that the actual transfer of the Membership Interest will not occur until the expiration of any waiting period, if applicable, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and provided, further, during the period between the Put Date and the date of the actual transfer of the Membership Interest, Buyer will be deemed to have waived its financial participation in the Company within the meaning of Section 4.1(h) of the LLC Agreement (notwithstanding that the conditions for such a waiver may not otherwise have been met)) upon payment by Buyer to MHSI on such date of $7,350,000 (in the case the full Membership Interest is sold or, in the case of a partial sale, such amount multiplied by the portion of the Membership Interest that is sold), which option shall be exercisable by delivery of a written notice to MHSI and the Company after December 15, 2003 and before December 30, 2003; provided, however, that Buyer shall not be obligated to make such Put Payment upon exercise of the put option if aggregate sales (not counting Excluded Sales) of synthetic fuel produced at the Facilities fall below 525,000 tons in either of the third or fourth Quarters in 2003.

                1.3.2 Effect of Exercise of Put Right. If Buyer exercises the option in Section 1.3.1 hereof to put its Membership Interest to MHSI, (a) Buyer shall convey and transfer to MHSI all right, title and interest in and to the Membership Interest, free and clear of all Encumbrances; (b) Buyer shall be deemed to have made to MHSI the written representations set forth on Exhibit D to the LLC Agreement, substituting MHSI for the Company; (c) Buyer and MHSI shall take all such further actions and execute, acknowledge and deliver all such further documents (including an assignment agreement) that are necessary or useful to effectuate the transfer of the Membership Interest; (d) all liabilities and obligations of Buyer associated with the Membership Interest will terminate, except those obligations and liabilities accrued through the Put Date; (e) Buyer will have no further rights as a member of the Company; and (f) Buyer shall have no further obligation after the Put Date to make any contributions to the capital of the

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Company and no further obligation to make Fixed Deferred Payments, Variable
Deferred Payments or payments under the Base Note, other than such payments that are due and payable at the time of the Put Date but which have not been paid in full; provided, however, that if the exercise of the put is only as to a portion of the Membership Interest, this Section 1.3.2 shall be deemed to be revised so that clauses (a) - (d) and (f) related only to such portion and clause (e) has no application.

        Section 1.4     Additional MHSI and Seller Representations and
                        Warranties.

        (a) Seller and MHSI represent and warrant to Buyer, for the Additional Warranty Period, as follows:

                (i) Synfuel produced during the Additional Warranty Period is "qualified fuel" within the meaning of Section 29(c)(1)(C) of the Code;

                (ii) The Facilities were "placed in service" prior to July 1, 1998 within the meaning of Section 29(g)(1)(A) of the Code;

                (iii) The Facilities remain (within the meaning of Section 29(g)(1)(A) of the Code) the same facilities that were originally placed in service on or before June 30, 1998, notwithstanding the modifications that have been made to them since such date and the move to, and reassembly at, the new sites in Alabama and Illinois;

                (iv) The "binding written contract" requirement of Section 29(g)(1)(A) of the Code has been met;

                (v) The Operating Company will be entitled to all the Tax Credits from Synfuel produced at the Facilities and sold to unrelated persons; and

                (vi) The members of the Operating Company will be entitled to share in such Tax Credits during the Additional Warranty Period in the following ratio: 8.9% for MHSI, 1.1% for Holdings, and 90% for Buyer;

        provided, however, that the additional representations and warranties set forth in this Section 1.4(a) shall have effect only if Buyer exercises its option under Section 1.3.1 to put all or a portion of its Membership Interest to MHSI, and relate only to Tax Credits generated for the Additional Warranty Period in respect of the Membership Interest or portion thereof that is the subject of such put.

        (b) Section 3.3(p) of the Purchase Agreement is amended by adding at the end thereof the following paragraph:

                "(vii) Synfuel produced during the Additional Warranty Period (as defined in the Amendment Agreement) using any chemical reagent other than Covol 298-1 is 'qualified fuel' within the meaning of Section 29(c)(1)(C) of the Code."

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        Section 1.5     Indemnification.

                1.5.1 Additional Representations and Warranties. The Additional Representations and Warranties shall be included in the definition of "Buyer Indemnified Costs." Section 7.1 of the Purchase Agreement is hereby amended to add at the end thereof:

                "and (c) as to breaches of Additional
                Representations and Warranties (as to which such indemnification obligations shall not exceed in the aggregate 143% of all Tax Credits allocated to Buyer in case the full Membership Interest is put to MHSI pursuant to Section 1.3.1 of the Amendment Agreement, or, in the case of a partial put, 143% of all Tax Credits allocated to Buyer during 2003, multiplied by the percentage of Buyer's Membership Interest that has been put to MHSI)."

                1.5.2   Survival of Additional Representations and Warranties.
Section 7.9(b) of the Purchase Agreement shall be amended to add the following clause immediately prior to the proviso contained therein:

                "and the Additional Representations and
                Warranties (if they come into effect) shall survive until the earlier of (i) six months after the expiration of the applicable statue of limitations (giving effect to any waiver, mitigation or extensions thereof) or (ii)
                December 31, 2011;"

                1.5.3   Conforming Amendment to Section 7.1. Clause (b) of
Section 7.1 of the Purchase Agreement shall be amended to replace "119%" with "117%".

                1.5.4 Termination of Additional Representations and Warranties. Notwithstanding anything herein or in the Purchase Agreement to the contrary, if the Private Letter Ruling is issued after the Put Date but before July 1, 2004, MHSI shall, within ten Business Days after issuance thereof, refund the Put Payment, plus $562,500, at which time the Additional Representations and Warranties in Section 1.4(a) shall terminate, and neither MHSI nor Seller shall have any obligation or liability whatsoever hereunder or under the Purchase Agreement for any breach of the Additional Representations and Warranties for any period prior to or after such refund is made.

        Section 1.6 Elimination of Escrow Arrangements and Buyer's Termination Rights. Section 2.5(g) and Section 6.1(b) of the Purchase Agreement are hereby deleted in their entirety.

        Section 1.7     Revised Schedules and Exhibits to Purchase Agreement.
Schedule 2.4 (Fixed Deferred Payment Schedule) and Schedule 3.3(p)(vii) (Section
29) to the Purchase Agreement are deleted in their entirety and replaced with
Schedule 2.4 and Schedule 3.3(p)(vii) attached hereto. Exhibit L (Escrow Agreement) to the Purchase Agreement is deleted in its entirety.

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        Section 1.8     Reagent. From the Closing Date until the issuance of the
Private Letter Ruling, MHSI may cause to be used in the production of synthetic fuel at the Facilities either Covol 298 reagent or Covol 298-1 reagent; after the issuance of the Private Letter Ruling only Covol 298-1 reagent may be used.

                                   ARTICLE II
                           AMENDMENTS TO LLC AGREEMENT

        Section 2.1     Defined Terms.

                2.1.1   Amended Definitions. The following definitions in
Section 1.1 of the LLC Agreement are hereby amended as follows:

                "Applicable Percentage" means 117 percent.

                "Purchase Agreement" means the Agreement for Purchase of Membership Interest among MHSI, Holdings and Buyer dated January 28, 2003, as amended by the Amendment Agreement."

                "Tax Event"

                The last two sentences of the definition of "Tax Event" are amended and restated as follows:

                "In addition, if legislation is enacted after January 28, 2003 that causes dividends to be fully or partly excluded from federal income taxes, then a Tax Event shall be deemed to occur on January 1, 2004 (or the date of enactment, if later), but only if by claiming Tax Credits, a corporation would reduce the amount of dividends for which its shareholders would qualify for the exclusion by at least y% of the Tax Credits claimed. For this purpose, y% = 25% x ((1 - Tax
                Rate)/Tax Rate)."

                2.1.2 Additional Definition. The following definition is hereby added to Section 1.1 of the LLC Agreement:

                "Amendment Agreement" means the Amendment Agreement dated June 20, 2003, by and among MHSI, Holdings and Buyer.

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        Section 2.2     Limitation on Damages. Section 8.8 of the LLC Agreement
is hereby amended to replace "119%" in both places it appears with "117%" and to replace "53%" with "51%."

        Section 2.3     Transfer Restrictions. If Buyer exercises the option in
Section 1.3.1 hereof to put its Membership Interest to MHSI, the parties agree that Section 10.3 (Conditions of Transfer by Buyer) of the LLC Agreement and
Section 10.5 (Right of First Refusal) of the LLC Agreement shall not apply.

                                   ARTICLE III
                                  MISCELLANEOUS

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts executed and performed therein. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous oral or written statements, representations or agreements by or between the parties hereto with respect to the subject matter hereof are merged herein. This Agreement may not be changed or modified orally but only by an instrument in writing signed by all the parties, which states that it is an amendment to this Agreement. This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall for all purposes be and be deemed to be an original, and all of which shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

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        IN WITNESS WHEREOF, each party hereto has caused this Amendment
Agreement to be signed on its behalf as of the date first written above.

                                        SYNTHETIC AMERICAN FUEL ENTERPRISES
                                        HOLDINGS, INC.


                                        By: /s/ Mark W. Brugger
                                           -----------------------------------
                                        Name: Mark W. Brugger
                                             ---------------------------------
                                        Title: President
                                              --------------------------------

                                        MARRIOTT HOTEL SERVICES, INC.


                                        By: /s/ M. Lester Pulse, Jr.
                                           -----------------------------------
                                        Name: M. Lester Pulse, Jr.
                                             ---------------------------------
                                        Title: Vice President
                                              --------------------------------

                                        Serratus LLC


                                        By: /s/
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

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